Exhibit 99.1
Pinterest Announces Third Quarter 2023 Results, Delivers Strong Revenue Growth and Continued Margin Expansion
Q3 Revenue of $763 million accelerated to 11% year over year growth
Global Monthly Active Users reach 482 million, a record high for the company
SAN FRANCISCO, Calif. - October 30, 2023 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended September 30, 2023.
•Q3 revenue grew 11% year over year to $763 million.
•Global Monthly Active Users (MAUs) increased 8% year over year to 482 million.
•GAAP net income was $7 million for Q3. Adjusted EBITDA was $185 million for Q3.
•Total costs and expenses were $768 million.
“We continued to accelerate the business in Q3,” said Bill Ready, CEO of Pinterest. “We are driving strong revenue performance, robust global MAU growth, and substantial margin expansion. As we lean into Pinterest’s unique differentiators as a visual search, discovery, and shopping platform, we’re finding our best product market fit in years. Our users are engaging deeply and we’re delivering better results for advertisers through improved measurement and innovation across the full funnel. We’re making significant progress and are continuing to execute on the opportunity ahead.”
Q3 2023 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended September 30,		% Change
	2023	2022
Revenue	$763,203	$684,550	11%

Net income (loss)	$6,733	$(65,181)	110%
Net income (loss) margin	1%	(10)%

Non-GAAP net income*	$193,344	$76,523	153%

Adjusted EBITDA*	$184,674	$77,312	139%
Adjusted EBITDA margin*	24%	11%

* For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q3 2023 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user (ARPU) based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended September 30,		% Change
	2023	2022
Revenue - Global	$763	$685	11%
Revenue - U.S. and Canada	$618	$575	8%
Revenue - Europe	$114	$86	33%
Revenue - Rest of World	$31	$24	29%

MAUs - Global	482	445	8%
MAUs - U.S. and Canada	96	95	1%
MAUs - Europe	128	120	7%
MAUs - Rest of World	258	230	12%

ARPU - Global	$1.61	$1.56	3%
ARPU - U.S. and Canada	$6.46	$6.13	5%
ARPU - Europe	$0.91	$0.72	26%
ARPU - Rest of World	$0.12	$0.11	16%

Guidance
For Q4 2023, we expect revenue to grow in the 11-13% range year over year. We expect Q4 2023 Non-GAAP operating expenses* to decline in the 9-13% range year over year. Please note that our operating expense guidance does not include cost of revenue.
We intend to provide further details on our outlook during the conference call.
_____________
*We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP operating expenses or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense, which is impacted by, among other things, employee retention and decisions around future equity grants to employees. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Webcast and conference call information
A live audio webcast of our third quarter 2023 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: general economic and political uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including inflation, fear of recession, foreign exchange fluctuations and supply-chain issues; our ability to provide useful and relevant content; our ability to attract and retain creators that create relevant and engaging content on our platform; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on online application stores' and internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation, regulatory actions and government inquiries; privacy, data and other regulatory concerns; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with our hosting services and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of October 30, 2023. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share and constant currency revenue growth rates. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income (expense), net, other income (expense), net, provision for (benefit from) income taxes, restructuring charges and non-cash charitable contributions. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense and restructuring charges. Non-GAAP income from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We use these measures to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of rather than the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. The number of MAUs do not include Shuffles users unless they would otherwise qualify as MAUs. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our average revenue per user metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Press:
Tessa Chen
press@pinterest.com
Investor relations:
Neil Doshi
ir@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,168,419	$1,611,063
Marketable securities	1,162,260	1,087,164
Accounts receivable, net of allowances of $9,554 and $12,672 as of September 30, 2023 and December 31, 2022, respectively	624,223	681,532
Prepaid expenses and other current assets	84,365	74,918
Total current assets	3,039,267	3,454,677
Property and equipment, net	26,998	59,575
Operating lease right-of-use assets	105,300	206,253
Goodwill and intangible assets, net	119,302	124,822
Other assets	13,715	17,403
Total assets	$3,304,582	$3,862,730
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,490	$87,920
Accrued expenses and other current liabilities	232,855	292,611
Total current liabilities	304,345	380,531
Operating lease liabilities	170,860	178,694
Other liabilities	22,735	21,851
Total liabilities	497,940	581,076
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 585,737 and 593,918 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 87,902 and 89,284 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	5,165,530	5,407,724
Accumulated other comprehensive loss	(7,449)	(11,419)
Accumulated deficit	(2,351,446)	(2,114,658)
Total stockholders’ equity	2,806,642	3,281,654
Total liabilities and stockholders’ equity	$3,304,582	$3,862,730

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2023	2022
Revenue	$763,203	$684,550
Costs and expenses:
Cost of revenue	170,998	182,603
Research and development	264,698	254,684
Sales and marketing	225,929	229,873
General and administrative	106,577	86,765
Total costs and expenses	768,202	753,925
Loss from operations	(4,999)	(69,375)
Interest income (expense), net	26,691	8,928
Other income (expense), net	(4,596)	(9,726)
Income (loss) before provision for (benefit from) income taxes	17,096	(70,173)
Provision for (benefit from) income taxes	10,363	(4,992)
Net income (loss)	$6,733	$(65,181)
Net income (loss) per share:
Basic	$0.01	$(0.10)
Diluted	$0.01	$(0.10)
Weighted-average shares used in computing net income (loss) per share:
Basic	669,261	669,171
Diluted	687,101	669,171

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(236,788)	$(113,538)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,185	26,884
Share-based compensation	484,633	326,811
Non-cash charitable contributions	12,890	—
Impairment and abandonment charges for leases and leasehold improvements	117,315	—
Other	(15,470)	10,731
Changes in assets and liabilities:
Accounts receivable	59,303	144,083
Prepaid expenses and other assets	(2,308)	(37,960)
Operating lease right-of-use assets	43,785	39,140
Accounts payable	(16,711)	71,603
Accrued expenses and other liabilities	(54,780)	(17,852)
Operating lease liabilities	(53,373)	(38,990)
Net cash provided by operating activities	354,681	410,912
Investing activities
Purchases of property and equipment and intangible assets	(3,780)	(27,931)
Purchases of marketable securities	(1,065,445)	(688,146)
Sales of marketable securities	31,709	4,168
Maturities of marketable securities	978,804	735,819
Acquisition of business, net of cash acquired	—	(86,059)
Net cash used in investing activities	(58,712)	(62,149)
Financing activities
Proceeds from exercise of stock options, net	4,664	4,807
Repurchases of Class A common stock	(500,000)	—
Shares repurchased for tax withholdings on release of restricted stock units and restricted stock awards	(243,926)	(98,357)
Net cash used in financing activities	(739,262)	(93,550)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	648	(3,558)
Net increase (decrease) in cash, cash equivalents and restricted cash	(442,645)	251,655
Cash, cash equivalents and restricted cash, beginning of period	1,617,660	1,427,064
Cash, cash equivalents and restricted cash, end of period	$1,175,015	$1,678,719
Supplemental cash flow information
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$35,347	$19,783

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$1,168,419	$1,671,320
Restricted cash included in prepaid expenses and other current assets	2,542	1,869
Restricted cash included in other assets	4,054	5,530
Total cash, cash equivalents and restricted cash	$1,175,015	$1,678,719

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended September 30,
	2023	2022
Share-based compensation by function:
Cost of revenue	$2,989	$2,189
Research and development	112,879	89,669
Sales and marketing	25,857	23,294
General and administrative	30,156	21,006
Total share-based compensation	$171,881	$136,158

Amortization of acquired intangible assets by function:
Cost of revenue	$1,508	$1,972
Sales and marketing	135	3,377
General and administrative	197	197
Total amortization of acquired intangible assets	$1,840	$5,546

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$768,202	$753,925
Share-based compensation	(171,881)	(136,158)
Amortization of acquired intangible assets	(1,840)	(5,546)
Non-cash charitable contributions	(12,890)	—
Total non-GAAP costs and expenses	$581,591	$612,221

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$6,733	$(65,181)
Depreciation and amortization	4,902	10,529
Share-based compensation	171,881	136,158
Interest income (expense), net	(26,691)	(8,928)
Other income (expense), net	4,596	9,726
Provision for (benefit from) income taxes	10,363	(4,992)
Non-cash charitable contributions	12,890	—
Adjusted EBITDA	$184,674	$77,312

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2023	2022
Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$6,733	$(65,181)
Share-based compensation	171,881	136,158
Amortization of acquired intangible assets	1,840	5,546
Non-cash charitable contributions	12,890	—
Non-GAAP net income	$193,344	$76,523

Basic weighted-average shares used in computing net income (loss) per share	669,261	669,171
Weighted-average dilutive securities(1)	17,840	23,631
Diluted weighted-average shares used in computing non-GAAP net income per share	687,101	692,802
Non-GAAP net income per share	$0.28	$0.11

(1)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.